EXHIBIT 10.23


                                  FEE AGREEMENT

This Fee Agreement is made as of June 12, 1997, by and among CEPI Holdings, Inc., a Delaware corporation (the "COMPANY"), and Equus II Incorporated, a Delaware corporation ("EQUUS").

                                   WITNESSETH

      WHEREAS, the Company has been recently organized to acquire substantially all the assets of CRC-Evans Pipeline International Inc., a Delaware corporation and certain affiliated companies, pursuant to that certain Asset Purchase Agreement dated December 23, 1996, as amended;

      WHEREAS, Equus has assisted in the organization and funding of the Company; and

      WHEREAS, the parties desire to set forth their agreement as to the compensation to be paid to Equus in consideration of such assistance;

      NOW, THEREFORE, for good and valuable consideration, the parties hereto agree that the compensation due and owing to Equus shall be an amount equal to
(i) $70,000, plus (ii) reimbursement for all reasonable out-of-pocket expenses incurred by its officers, employees and agents (including legal fees incurred by Equus) in connection with the organization of the Company and the transactions related thereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers effective as of the day first above written.


                                          CEPI HOLDINGS, INC.



                                          By: ___________________________
                                          Name: _________________________
                                          Title _________________________



                                          EQUUS II INCORPORATED



                                          By: ___________________________
                                          Name: _________________________
                                          Title: ________________________